UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 30, 2016

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

9176 South Pleasants Highway
St. Marys, West Virginia
26170  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On or about December 30, 2016, ProtoKinetix, Incorporated (the "Company" or "ProtoKinetix") entered into consulting agreements with Clarence E. Smith, the Company's President and Chief Executive Officer, Susan M. Woodward, the Company's Chief Financial Officer, and Edward P. McDonough, a member of the Board of Directors, effective January 1, 2017.  These consulting agreements replace the prior consulting agreements entered into between the Company and the officer and/or director which terminated December 31, 2016.

Mr. Smith's consulting agreement is for a one-year term through December 31, 2017.  The agreement provides for an annual salary of $1.00 and during the term of the agreement, Mr. Smith is entitled to receive a bonus payment equal to 2.5% of the aggregate value of any application sale or license of any patent rights or products effected during the term of the agreement.

Mr. Smith is also entitled to a termination fee if the agreement is terminated for the following two reasons:

•
A termination without cause:  If Mr. Smith is terminated without cause he will be entitled to a termination fee of $100,000 per year of service (including the pro-rata amount for partial years of service);

•
A termination upon a change of control event:  Following a change of control event he will be entitled to a termination fee equal to $100,000 per year of service (including the pro-rata amount for partial years of service) plus 2.5% of the aggregate transaction value of the change of control.

In connection with the consulting agreement, the Company issued Mr. Smith an option pursuant to the Company's 2017 Stock Option and Stock Bonus Plan (the "2017 Plan") to purchase 5,000,000 shares of common stock of the Company at a price of $0.05 per share with 1,250,000 shares vesting every three months starting March 31, 2017.

Ms. Woodward's consulting agreement is for a one-year term through December 31, 2017.  The agreement provides for a monthly consulting fee of $6,000 and a termination fee if the agreement is terminated for the following two reasons:

•
A termination without cause:  If Ms. Woodward is terminated within 12 months of January 1, 2017 she will be entitled to a termination fee of $72,000 per year of service (including the pro-rata amount for partial years of service);

•
A termination upon a change of control event:  Following a change of control event she will be entitled to a termination fee of $72,000 per year of service (including the pro-rata amount for partial years of service).

In connection with the consulting agreement, the Company issued Ms. Woodward an option pursuant to the 2017 Plan to purchase 4,000,000 shares of common stock of the Company at a price of $0.05 per share with 1,000,000 shares vesting every three months starting March 31, 2017.

The Company also extended the expiration date of the option for 2,000,000 shares granted to Ms. Woodward on February 26, 2015 at the exercise price of $0.04 per share pursuant to the Non-Qualified Stock Option Agreement effective May 4, 2015 from February 25, 2017 to February 25, 2020.

Mr. McDonough's director consulting agreement is for a one-year term through December 31, 2017.

In connection with the consulting agreement, the Company issued Mr. McDonough an option pursuant to the 2017 Plan to purchase 1,000,000 shares of common stock of the Company at a price of $0.05 per share with 250,000 shares vesting every three months starting March 31, 2017.

Item 3.02 Unregistered Sales of Equity Securities.

Between November 30, 2016 and December 1, 2016, ProtoKinetix issued 4,000,000 shares of common stock at a price of $0.04 per share for gross proceeds of $160,000 pursuant to a private placement with accredited investors, of which Clarence E. Smith, the Company's President and Chief Executive Officer and a director, personally purchased 3,500,000 shares at a purchase price of $140,000.  No solicitation was used in this offering.  For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with this issuance of securities.  A Form D was filed previously on September 16, 2016.

Between December 20, 2016 and December 22, 2016, ProtoKinetix issued 6,500,000 shares of common stock at a price of $0.04 per share for gross proceeds of $260,000 pursuant to a subsequent  private placement with accredited investors, of which Clarence E. Smith, the Company's President and Chief Executive Officer and a director, personally purchased 4,000,000 shares at a purchase price of $160,000.  No solicitation was used in this offering.  For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with this issuance of securities.  A Form D was filed on January 3, 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2016, the Board of Directors of the Company adopted the 2017 Stock Option and Stock Bonus Plan (the "2017 Plan").  The Board of Directors adopted the 2017 Plan as it anticipates utilizing equity compensation as part of its ongoing standard corporate operations and in connection with its contemplated activities going forward.

The aggregate number of shares that may be issued under the 2017 Plan is 30,000,000 shares subject to adjustment as provided therein.  The 2017 Plan includes two types of options.  Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended are referred to as incentive options.  Options which are not intended to qualify as incentive options are referred to as non-qualified options.

To date 16,200,000 options have been granted under the 2017 Plan.

The 2017 Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors.  In addition to determining who will be granted options or bonuses, the committee has the authority and discretion to determine when options and bonuses will be granted and the number of options and bonuses to be granted.  The committee also may determine a vesting and/or forfeiture schedule for bonuses and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the 2017 Plan.  The committee may determine the purchase price of the shares of common stock covered by each option and determine the fair market value per share.  The committee also may impose additional conditions or restrictions not inconsistent with the provisions of the 2017 Plan.  The committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the 2017 Plan.

The committee also has the power to interpret the 2017 Plan, and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Participants in the 2017 Plan may be selected by the committee from employees, officers, consultants and advisors (including board members) of ProtoKinetix.  The committee may take into account the duties of persons selected, their present and potential contributions to the success of ProtoKinetix and such other considerations as the committee deems relevant to the purposes of the 2017 Plan.

In the event of a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding option.  The committee also may make provisions for adjusting the number of bonuses or underlying outstanding options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding common stock.  Options and bonuses may provide that in the event of the dissolution or liquidation of ProtoKinetix, a corporate separation or division or the merger or consolidation of ProtoKinetix, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the committee may provide that each option granted under the 2017 Plan shall terminate as of a date fixed by the committee.

The exercise price of any option granted under the 2017 Plan must be no less than 100% of the "fair market value" of ProtoKinetix's common stock on the date of grant.  Any incentive stock option granted under the 2017 Plan to a person owning more than 10% of the total combined voting power of the common stock must be at a price of no less than 110% of the fair market value per share on the date of grant.

The exercise price of an option may be paid in cash, in shares of ProtoKinetix common stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares, other securities and property.  The committee determines whether or not property other than cash or common stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

All awards granted under the 2015 Stock Option and Stock Bonus Plan (the "2015 Plan") will continue forward under the 2015 Plan until expired or exercised pursuant to the terms of each individual award agreement, however, no new awards shall be granted under the 2015 Plan.

For a description of compensation agreements entered into between the Company and certain consultants, please see the events reported in Item 1.01 of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of January 2017.
ProtoKinetix, Incorporated

By:   /s/ Clarence E. Smith
Clarence E. Smith, President & CEO